[GRAPHIC OMITTED]

MANNING ELLIOTT                            11th floor, 1050 West Pender Street,
CHARTERED ACCOUNTANTS                      Vancouver, BC, Canada V6E 3S7
                                           Phone: 604.714.3600 Fax: 604.714.3669
                                           Web: manningelliott.com

                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 14, 2006 included in Amendment No. 1 of the Registration Statement on Form SB-2/A of Veridicom International, Inc. for the registration of shares of its common stock.


/s/ Manning Elliott LLP

CHARTERED ACCOUNTANTS
Vancouver, Canada
June 21, 2006